Exhibit 10.4

TRANSFER, BILL OF SALE AND ASSIGNMENT

THIS TRANSFER, BILL OF SALE AND ASSIGNMENT (the “Agreement”) is executed as of the date set forth below by BITMINE IMMERSION TECHNOLOGIES, INC., a Delaware corporation (“Grantor”) to evidence and effectuate the transfer and assignment of the personal property described herein to ROC DIGITAL MINING I LLC, a Delaware limited liability company (“Grantee”), for which the Grantee have paid $10.00 cash, and other good and valuable consideration to Grantor.

WHEREAS, the Grantor is the owner of that equipment listed and described on Exhibit A attached hereto (the “Equipment”);

NOW THEREFORE, for the consideration above specified, the receipt and sufficiency of which are acknowledged:

Grantor has GRANTED, CONVEYED, SOLD, TRANSFERRED, SET-OVER, and DELIVERED, and by these presents does hereby GRANT, CONVEY, SELL, TRANSFER, SET-OVER, and DELIVER unto Grantee, all of the Grantor’s right, title and interest in and to the Equipment, TO HAVE AND TO HOLD, all and singular, the Equipment unto Grantee forever:

(a)	The Equipment, and all hardware and peripherals connected thereto;

(b)	All express or implied warranties relating to the Equipment from the manufacturer of the Equipment, including any express warranties, warranties of merchantability, warranties of fitness for a particular purpose, title warranties, or the like (the “Manufacturer Warranty Rights”), provided that Grantor makes no representation or warranty that any Manufacturer Warranty Rights actually exist;

(c)	All documents relating to the Equipment or the Manufacturer Warranty Rights, including without limitation any contracts, bids, proposals, invoices, contracts, warranties, correspondence, notices, software licenses or agreements, plans, specifications, designs, notes, memoranda, customer information, or correspondence;

(d)	The benefits, privileges, tenements, hereditaments and appurtenances on or in anywise appertaining to any of the Equipment, including, but not limited to, any and all rights to receive ad valorem tax refunds with respect to any of the Equipment.

Grantor does hereby bind itself to WARRANT and FOREVER DEFEND title to the Equipment unto Purchaser against the lawful claims and demands of all persons whomsoever claiming by, through or under Grantor but not otherwise.

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Other than the assignment of the Manufacturer Warranty Rights, if any, to the Grantee, the Grantor makes no representations or warranties, express or implied, with respect to the Equipment, including without limitation any warranty of merchantability, any warranty of fitness for a particular purpose, or any warranty as to the condition or value of the Equipment. The Equipment is being sold and conveyed to the Grantee “as is, where is.”

EXECUTED to be effective as of the 13th day of October 2022.

GRANTOR:

BITMINE IMMERSION TECHNOLOGIES, INC.

/s/ Jonathan Bates
By: Jonathan Bates, Chief Executive Officer

GRANTEE:

ROC DIGITAL MINING I LLC

By: ROC DIGITAL MINING MANAGER LLC, its Manager

/s/ Nick Marrocco
By: Nick Marrocco, Initial Manager

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Exhibit A

Equipment sold to Grantee by Grantor:

Four (4) 40ft Submer Immersion Mining Container Units ("Crypto Megapod”) at $300,000 each.

•	8 tanks per unit.
•	8 dry coolers per unit.
•	8000 liters dialectric fluid per container
•	24 CAT-6 cables per tank.
•	24 Y-Split 2xC13 AWG 12 cables per tank.
•	2 1000A Panel boards per container.
•	All accessories and components as required.

Equipment contributed to Grantee by Grantor as a capital contribution pursuant to a Subscription Agreement executed simultaneously herewith:

One (1) 40ft Submer Immersion Mining Container Units ("Crypto Megapod”) at $300,000 each.

•	8 tanks per unit.
•	8 dry coolers per unit.
•	8000 liters dialectric fluid per container
•	24 CAT-6 cables per tank.
•	24 Y-Split 2xC13 AWG 12 cables per tank.
•	2 1000A Panel boards per container.
•	All accessories and components as required.

Six (6) GE Protec 1500 KVA Transformers at $125,000 each.

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